Exhibit 99

General Electric Capital Services, Inc.

Condensed Statement of Earnings

	Three months ended June 30				Six months ended June 30
(In millions, Unaudited)	2011	2010	V	%	2011	2010	V	%

Revenues
Revenues from services	$12,401	12,464			$25,400	$24,816
Sales of goods	42	168			84	449
Total revenues	12,443	12,632	(1)%		25,484	25,265	1%

Costs and expenses
Costs of sales, operating and administrative expenses	5,284	5,618			10,583	11,438
Interest	3,601	3,645			7,190	7,343
Investment contracts, insurance losses and insurance
annuity benefits	790	770			1,559	1,557
Provision for losses on financing receivables	811	2,007			1,968	4,187
Total costs and expenses	10,486	12,040	(13)%		21,300	24,525	(13)%

Earnings from continuing operations before
income taxes	1,957	592	F		4,184	740	F
Benefit (provision) for income taxes	(344)	120			(772)	469
Earnings from continuing operations	1,613	712	F		3,412	1,209	F

Earnings (loss) from discontinued operations,
net of taxes	217	(100)			274	(450)

Net earnings	1,830	612	F		3,686	759	F

Less net earnings (loss) attributable to
noncontrolling interests	20	(22)			51	(27)
Net earnings attributable to GECS	$1,810	634	F		$3,635	$786	F

Amounts attributable to GECS:
Earnings from continuing operations	$1,593	734	F		$3,361	$1,236	F
Earnings (loss) from discontinued operations, net of taxes	217	(100)			274	(450)
Net earnings attributable to GECS	$1,810	634	F		$3,635	$786	F

(1)

General Electric Capital Services, Inc.

Summary of Operating Segments

	Three months ended June 30				Six months ended June 30
(In millions, Unaudited)	2011	2010	V	%	2011	2010	V	%

Revenues
Commercial Lending and Leasing (CLL)	$4,666	$4,506	4%		$9,274	$9,100	2%
Consumer	4,176	4,317	(3)%		9,003	8,743	3%
Real Estate	992	991	-%		1,899	1,935	(2)%
Energy Financial Services	365	595	(39)%		710	1,386	(49)%
GE Capital Aviation Services (GECAS)	1,327	1,259	5%		2,652	2,498	6%
Total segment revenues	11,526	11,668	(1)%		23,538	23,662	(1)%
GECS corporate items and eliminations	917	964	(5)%		1,946	1,603	21%
Total Revenues	$12,443	$12,632	(1)%		$25,484	$25,265	1%

Segment profit
CLL	$701	$312	F		$1,255	$544	F
Consumer	1,020	649	57%		2,239	1,204	86%
Real Estate	(335)	(524)	36%		(693)	(927)	25%
Energy Financial Services	139	126	10%		251	279	(10)%
GECAS	321	288	11%		627	605	4%
Total segment profit	1,846	851	F		3,679	1,705	F
GECS corporate items and eliminations	(253)	(117)	U		(318)	(469)	32%
Earnings from continuing operations
attributable to GECS	1,593	734	F		3,361	1,236	F
Earnings (loss) from discontinued operations,
net of taxes, attributable to GECS	217	(100)	F		274	(450)	F
Net earnings attributable to GECS	$1,810	$634	F		$3,635	$786	F

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General Electric Capital Services, Inc.

Condensed Statement of Financial Position

	June 30,	December 31,
(In billions, Unaudited)	2011	2010

Assets
Cash & marketable securities	$123.3	$104.2
Inventories	0.1	0.1
Financing receivables - net	300.7	312.2
Property, plant & equipment - net	55.3	53.8
Goodwill & intangible assets	30.0	29.4
Other assets	88.9	93.5
Assets of businesses held for sale	0.9	3.1
Assets of discontinued operations	6.4	12.4

Total assets	$605.6	$608.7

Liabilities and equity
Borrowings and bank deposits	$463.2	$470.5
Investment contracts, insurance liabilities and insurance annuity benefits	29.9	30.0
Other liabilities	33.7	35.0
Liabilities of businesses held for sale	0.5	0.6
Liabilities of discontinued operations	2.0	2.4
GECS shareowner's equity	75.1	69.0
Noncontrolling interests	1.2	1.2

Total liabilities and equity	$605.6	$608.7

(3)